                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CERUS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               CERUS CORPORATION
                         2525 STANWELL DRIVE, SUITE 300
                               CONCORD, CA 94520
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2000

TO THE STOCKHOLDERS OF CERUS CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CERUS CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, May 11, 2000 at 9:00 a.m., local time, at the Company's administrative offices, 2525 Stanwell Drive, Suite 300, Concord, California 94520, for the following purposes:

     1. To elect two directors to hold office until the 2003 Annual Meeting of Stockholders.

     2. To approve an amendment to the Company's 1999 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 1,500,000 shares.

     3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 4, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          Lori L. Roll
                                          Corporate Secretary

Concord, California
April 11, 2000

     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               CERUS CORPORATION
                         2525 STANWELL DRIVE, SUITE 300
                               CONCORD, CA 94520
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Cerus Corporation, a Delaware corporation ("Cerus" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 11, 2000, at 9:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's administrative offices, 2525 Stanwell Drive, Suite 300, Concord, California 94520. The Company intends to mail this proxy statement and accompanying proxy card on or about April 11, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     Cerus will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock of the Company for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Cerus common stock at the close of business on April 4, 2000, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 4, 2000, the Company had outstanding and entitled to vote 12,801,952 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

  FOR SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

     Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company's proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those share telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

     Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

     THE TELEPHONE AND INTERNET VOTING PROCEDURES ARE DESIGNED TO AUTHENTICATE STOCKHOLDERS' IDENTITIES, TO ALLOW STOCKHOLDERS TO GIVE THEIR VOTING INSTRUCTIONS AND TO CONFIRM THAT STOCKHOLDERS' INSTRUCTIONS HAVE BEEN RECORDED PROPERLY. STOCKHOLDERS VOTING VIA THE INTERNET SHOULD UNDERSTAND THAT THERE MAY BE COSTS ASSOCIATED WITH ELECTRONIC ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES, THAT MUST BE BORNE BY THE STOCKHOLDER.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2525 Stanwell Drive, Suite 300, Concord, California 94520, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and proxy for the Company's 2001 annual meeting of stockholders is December 13, 2000. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not earlier than February 11, 2001 and not later than March 12, 2001. Stockholders are also advised to review the Company's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of six members. There are two directors in the class whose term of office expires in 2000. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2003 annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

     B.J. Cassin, 66, has served as Chairman of the Board of Cerus since December 1992. Mr. Cassin has been a private venture capitalist since 1979. Previously, Mr. Cassin co-founded Xidex Corporation, a manufacturer of data storage media, in 1969. Mr. Cassin is currently a director of Symphonix Devices, Inc., as well as a number of private companies.

     Peter H. McNerney, 49, has served as a member of the Board of Directors of Cerus since December 1992. Mr. McNerney has been a General Partner of Coral Ventures, a venture capital investment firm, since 1992. Prior to that, Mr. McNerney was a Managing Partner of Kensington Group, a management consulting firm, from 1989 to 1992. Mr. McNerney serves as a director for Aksys, Ltd.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

     John E. Hearst, Ph.D., D.Sc., 64, a co-founder of Cerus, has served as a member of the Board of Directors since September 1991. He has been the Company's Vice President, New Science Opportunities since July 1996. From January 1996 until July 1996, Dr. Hearst served as Director, New Science Opportunities. Dr. Hearst was a Professor of Chemistry at the University of California at Berkeley from 1962 to 1996. As an Emeritus Professor, he retains the position of Senior Staff Scientist at the Lawrence Berkeley Laboratory. He served as Director of the Chemical Dynamics Division at the Lawrence Berkeley Laboratory from 1986 to 1989.

     C. Raymond Larkin, Jr., 51, has served as a member of the Board of Directors of Cerus since January 2000. Mr. Larkin has been a Principal of 3x Nell, LLC, a company which invests in and provides consulting services to the medical device, biotechnology and pharmaceutical industries, since 1998. From 1989 to 1997, Mr. Larkin was President and Chief Executive Officer of Nellcor Puritan Bennett, Inc., a medical products company. Mr Larkin is currently a director of ArthroCare Corporation, a medical device developer and manufacturer, as well as a number of private companies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     Stephen T. Isaacs, 51, founded Cerus in September 1991 and has served as President, Chief Executive Officer and a member of the Board of Directors since that time. Mr. Isaacs was previously President and Chief Executive Officer of HRI, a research and development company, from September 1984 to December 1996. From 1975 to 1986, Mr. Isaacs held a faculty research position at the University of California at Berkeley.

     Dale A. Smith, 68, has served as a member of the Board of Directors of Cerus since March 1994. From 1978 to July 1995, Mr. Smith was Group Vice President of Baxter Healthcare Corporation. Mr. Smith serves as a director of Vical, Inc.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1999, the Board of Directors held seven meetings. The Board has an Audit Committee and a Compensation Committee. The Board does not have a standing nominating committee.

     The Audit Committee meets with the Company's independent auditors at least once annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit

Committee, which is currently composed of three non-employee directors, Messrs. Cassin, Larkin and McNerney, met once during the fiscal year ended December 31, 1999.

     The Compensation Committee sets the Company's compensation policies, evaluates the performance and determines the compensation of executive officers and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee also administers the issuance of stock options and other awards under the Company's 1996 and 1999 Equity Incentive Plans, 1998 Non-Officer Stock Option Plan and Employee Stock Purchase Plan. The Compensation Committee, which is currently composed of two non-employee directors, Messrs. Cassin and McNerney, acted 15 times during the fiscal year ended December 31, 1999.

     During the fiscal year ended December 31, 1999, each Board member attended at least 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

                     APPROVAL OF THE AMENDMENT TO THE 1999
                             EQUITY INCENTIVE PLAN

     In April 1999, the Board of Directors adopted, and in July 1999 the stockholders approved, the Cerus Corporation 1999 Equity Incentive Plan (the "Incentive Plan"). An aggregate of 580,000 shares of common stock have been authorized for issuance under the Incentive Plan.

     In March 2000, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Incentive Plan by 1,500,000 shares, to a total of 2,080,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

     As of March 31, 2000, awards (net of canceled or expired awards) covering an aggregate of 577,875 shares of common stock had been granted under the Incentive Plan. Only 2,125 shares of common stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards or the reacquisition by the Company of issued shares) remained available for future grant under the Incentive Plan.

     Stockholders are requested in this Proposal 2 to approve the amendment to the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Incentive Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the Incentive Plan are outlined below:

GENERAL

     The Incentive Plan provides for the grant of incentive stock options, non-statutory stock options, stock bonuses and restricted stock purchase awards (collectively "stock awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Non-statutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of stock awards. To date, the Company has granted only stock options under the Incentive Plan.

PURPOSE

     The Board adopted the Incentive Plan to provide a means by which employees and directors of, and consultants to, the Company (or any parent or subsidiary) (collectively, "participants") may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

     The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

     The Board has the power to delegate administration of the Incentive Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the Incentive Plan to the Compensation Committee. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

     In order to maximize the Company's ability to recognize a business expense deduction under Section 162(m) of the Code in connection with compensation recognized by "covered employees" (defined in Section 162(m) as the chief executive officer and the other four most highly compensated officers), the regulations under Section 162(m) of the Code require that the directors who serve as members of the committee responsible for administering the Incentive Plan with respect to these covered employees must be "outside directors." The Board currently intends to limit the directors who may serve as members of the Compensation Committee to those who are "outside directors" as defined in
Section 162(m) of the Code. The Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Incentive Plan),
(iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

     Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Incentive Plan only to employees (including officers). Employees (including officers) and directors of, and consultants to, both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan. All of the approximately 125 employees and directors of, and all consultants to, the Company are eligible to participate in the Incentive Plan.

     No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

     No person may be granted options and stock appreciation rights under the Incentive Plan exercisable for more than 250,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation").

STOCK SUBJECT TO THE INCENTIVE PLAN

     Subject to this Proposal, an aggregate of 2,080,000 shares of common stock is authorized for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again becomes available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan for awards other than incentive stock options.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of non-statutory options may not be less than 85% of the fair market value of the stock on the date of grant. If options are granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of April 4, 2000, the closing price of the Company's common stock as reported on the Nasdaq National Market was $39.88 per share.

     The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of common stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest at the rate of 1/48 per month during the participant's employment by, or service as a director of or consultant to, the Company (collectively, "service"); provided, however, that options granted to new employees typically will not commence vesting until after six months of employment. Options granted under the Incentive Plan also may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of the Company or by a combination of these means.

     Term. The maximum term of options under the Incentive Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within a period specified in the option after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

     An option agreement may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

NON-EMPLOYEE DIRECTORS' SUB-PLAN

     In November 1999, the Board adopted the 1999 Non-Employee Directors' Stock Option Sub-Plan (the "Directors' Plan"), under the Incentive Plan, to provide for automatic, non-discretionary option grants to the Company's non-employee directors. Pursuant to the Directors' Plan, on each January 1 commencing January 1, 2000, each of the Company's non-employee directors will receive an option covering 10,000 shares (15,000 shares in the case of the Chairman of the Board) of the Company's common stock. Each option granted under the Directors' Plan shall have an exercise price equal to the fair market value of the Company's common stock on such date, have a term of 10 years and vest in 12 equal monthly installments as long as such director continues to provide service to the Company as a director, employee or consultant.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

     Payment. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Company's common stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

     The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time the stock is purchased or at the discretion of the Board, (i) by delivery of other common stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

RESTRICTIONS ON TRANSFER

     A participant in the Incentive Plan may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant non-statutory stock options that are transferable in certain limited instances. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

     Rights under a stock bonus or restricted stock bonus agreement may be transferred only on such terms and conditions as the Board may provide in the restricted stock purchase or stock bonus agreement.

ADJUSTMENT PROVISIONS

     In the event any change is made in the common stock subject to the Incentive Plan, or subject to any stock award, as a result of a merger, consolidation, reorganization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares, change in corporate structure or other transaction not involving receipt of consideration by the Company, the Incentive Plan will be appropriately adjusted as to the class and maximum number of shares of common stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of common stock subject to such stock awards.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Incentive Plan provides that, in the event of a disposition of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), to the extent permitted by law, any surviving corporation shall either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated. An outstanding award will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company. In the event of a dissolution or liquidation of the Company, all outstanding stock awards shall terminate immediately prior to such event.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on April 29, 2009.

     The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy Section 422 of the Code, if applicable, Rule 16b-3 of the Exchange Act or any applicable Nasdaq or securities exchange listing. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

     If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

     Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of

Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

     Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and
(ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount -- or formula used to calculate the amount -- payable upon attainment of the performance goal).

OTHER STOCK PLANS OF THE COMPANY

     1996 Equity Incentive Plan. Cerus' 1996 Equity Incentive Plan (the "1996 Plan") provides for grants of incentive and nonstatutory stock options, stock bonuses, rights to purchase restricted stock and stock appreciation rights. An aggregate of 1,470,000 shares of common stock has been reserved for issuance under the 1996 Plan. As of March 31, 2000, options to purchase 790,102 shares of common stock were outstanding under the 1996 Plan, and 15,576 shares remained available for grant. Incentive stock options and stock appreciation rights appurtenant thereto may be granted to employees (including officers) of the Company and any parent or subsidiary. Employees (including officers), directors and consultants are eligible to receive awards other than incentive stock options and stock appreciation rights appurtenant thereto. The exercise price of incentive stock options granted under the 1996 Plan may not be less than 100 percent of the fair market value of the Company's common stock on the date of grant (110 percent for optionees deemed to own more than 10 percent of the outstanding voting power of the Company), and the exercise price of nonstatutory stock options may not be less than 85 percent of the fair market value of the common stock on the date of the grant. The purchase price under a restricted stock purchase agreement may not be less than 85 percent of the stock's fair market value on the date of grant. Stock bonuses may be awarded in consideration of services rendered. All stock options have a maximum term of 10 years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in favor of the Company that expire over the vesting period. The 1996 Plan and awards thereunder may be amended by the Board at any time or from time to time. Certain amendments require stockholder approval, if necessary, for the 1996 Plan to satisfy Section 422 of the Code, Rule 16b-3 under the Exchange Act or Nasdaq or other securities exchange listing requirements. The 1996 Plan contains adjustment and change of control provisions similar to those described above with respect to the Incentive Plan. The 1996 Plan will terminate on July 23, 2006.

     1998 Non-Officer Stock Option Plan. Cerus' 1998 Non-Officer Stock Option Plan (the "Non-Officer Plan") provides for grants of nonstatutory stock options to employees and consultants who are not officers or directors of the Company. An aggregate of 240,000 shares of common stock has been reserved for issuance under the Non-Officer Plan. As of March 31, 2000, options to purchase 116,842 shares were outstanding and 120,121 shares remained available for grant. The exercise price of options granted under the Non-Officer Plan may not be less than 85 percent of the fair market value of the Company's common stock on the date of grant. All options granted under the Non-Officer Plan have a maximum term of 10 years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in favor of the Company that expire over the vesting period. The Non-Officer Plan and options thereunder may be amended by the Board at any time or from time to time. The Non-Officer Plan also contains the adjustment and change of control provisions described above with respect to the Incentive Plan. The Non-Officer Plan will terminate on November 4, 2008.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 15, 2000 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

                                                               BENEFICIAL OWNERSHIP(1)
                                                            ------------------------------
                                                                                PERCENT OF
                     BENEFICIAL OWNER                       NUMBER OF SHARES    TOTAL (%)
                     ----------------                       ----------------    ----------
Baxter Healthcare Corporation
  One Baxter Parkway
  Deerfield, IL 60015.....................................     2,070,337           16.2%
Stephen T. Isaacs(2)......................................       387,887            3.0%
Laurence M. Corash(3).....................................       303,633            2.4%
Howard G. Ervin(4)........................................        76,724              *
John E. Hearst(5).........................................       270,140            2.1%
Gregory W. Schafer(6).....................................        60,697              *
B.J. Cassin(7)............................................       418,225            3.3%
C. Raymond Larkin, Jr.(8).................................        25,000              *
Peter H. McNerney(9)......................................        48,322              *
Dale A. Smith(10).........................................        19,700              *
All executive officers and directors as a group (9
  persons)(11)............................................     3,680,665           27.9%

---------------
  *  Less than one percent (1%)

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes 530,700 shares of stock subject to options and warrants currently exercisable or convertible within 60 days of the date of this table. Applicable percentages are based on 12,794,444 shares outstanding on March 15, 2000, adjusted as required by rules promulgated by the SEC.

 (2) Includes 7,607 shares owned by Kathryn MacBride individually, 7,350 shares held by Kathryn MacBride as custodian for Alexandra Isaacs and 7,350 shares held by Kathryn MacBride as custodian for Megan Isaacs. Kathryn MacBride is the spouse of Mr. Isaacs. Includes 80,083 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 26,600 shares would be subject to a right of repurchase in favor of Cerus.

 (3) Includes 72,108 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 26,447 shares would be subject to a right of repurchase in favor of Cerus.

 (4) Includes 75,833 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 59,375 shares would be subject to a right of repurchase in favor of Cerus.

 (5) Includes 88,744 shares held by the Hearst Revocable Trust, 50,000 shares held by the John Hearst 1998 Annuity Trust, 50,000 shares held by the Jean Hearst 1998 Annuity Trust, 22,050 shares held by the David Paul Hearst Irrevocable Trust and 22,050 shares held by the Leslie Jean Hearst Irrevocable Trust. Includes 34,015 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 16,301 shares would be subject to a right of repurchase in favor of Cerus.

 (6) Includes 58,749 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 33,772 shares would be subject to a right of repurchase in favor of Cerus.

 (7) Includes 343,684 shares held by Brendan Joseph Cassin and Isabel B. Cassin, Trustees of the Cassin Family Trust, 44,841 shares held by Cassin Family Partners, a California Limited Partnership, and 29,700 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 10,307 shares would be subject to a right of repurchase in favor of Cerus.

 (8) Includes 25,000 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 22,917 shares would be subject to a right of repurchase in favor of Cerus.

 (9) Includes 10,000 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 6,667 shares would be subject to a right of repurchase in favor of Cerus.

(10) Includes 10,000 shares underlying currently exercisable stock options. If exercised in full within 60 days of the date of this table, 6,667 shares would be subject to a right of repurchase in favor of Cerus.

(11) Includes 395,488 shares underlying currently exercisable stock options, 209,053 of which would be subject to a right of repurchase in favor of Cerus if exercised within 60 days of this table.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires Cerus' directors and executive officers, and persons who own more than ten percent of a registered class of Cerus' equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Cerus. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish Cerus with copies of all Section 16(a) forms they file.

     To Cerus' knowledge, based solely on a review of the copies of such reports furnished to Cerus and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial owners were complied with, except that John E. Hearst, a director and executive officer of Cerus, filed late one report covering one transaction.

                                   MANAGEMENT

     The executive officers of Cerus and their ages as of April 4, 2000 are as follows:

                NAME                   AGE                       POSITION
                ----                   ---                       --------
Stephen T. Isaacs(1).................  51     President, Chief Executive Officer and
                                              Director
Laurence M. Corash...................  55     Vice President, Medical Affairs
Howard G. Ervin......................  51     Vice President, Legal Affairs
John E. Hearst(1)....................  64     Vice President, New Science Opportunities and
                                              Director
Gregory W. Schafer...................  35     Vice President, Finance and Chief Financial
                                              Officer

---------------
(1) For biographical information, see "Election of Directors" beginning on page
    3.

     Laurence M. Corash, M.D., a co-founder of Cerus, has been Vice President, Medical Affairs of Cerus since July 1996. From July 1994 until he assumed his current position, Dr. Corash was Director of Medical Affairs. Dr. Corash was a consultant to Cerus from 1991 to July 1994. Dr. Corash has been a Professor of Laboratory Medicine at the University of California, San Francisco since July 1985 and Chief of the Hematology Laboratory for the Medical Center at the University of California, San Francisco since January 1982. Dr. Corash has served as a consultant to the FDA Advisory Panel for Hematology Devices since 1990.

     Howard G. Ervin was appointed Vice President, Legal Affairs of Cerus in June 1999. From 1979 until 1999, Mr. Ervin was a partner of the law firm of Cooley Godward LLP, formerly Cooley Godward Castro Huddleson & Tatum, practicing corporate and intellectual property law, and was an associate of such firm from 1973 until 1979.

     Gregory W. Schafer was appointed Vice President and Chief Financial Officer of Cerus in May 1999. From May 1997 until May 1999, Mr. Schafer served as Director of Finance. From September 1995 to April 1997, Mr. Schafer was an independent management consultant. From August 1992 to September 1995, Mr. Schafer was a management consultant for Deloitte & Touche LLP.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Directors currently do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. The 1999 Non-Employee Directors' Stock Option Sub-Plan was adopted in November 1999 by the Board to provide for automatic, non-discretionary option grants to Cerus' non-employee directors under the Incentive Plan, beginning in 2000. Prior to such time, directors were eligible to receive discretionary awards under the 1996 Plan and the Incentive Plan. See Proposal 2 for a description of the terms of options that may be granted to non-employee directors under the Incentive Plan. There were no awards under the Incentive Plan in 1999 to directors who are not employees of Cerus.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for the fiscal years ended December 31, 1999, 1998 and 1997, the compensation awarded to or earned by Cerus' Chief Executive Officer and the other executive officers whose combined salary and bonus for the year ended December 31, 1999 was in excess of $100,000 (collectively, the "Named Executive Officers"):

                         SUMMARY COMPENSATION TABLE (1)

                                                                        LONG-TERM
                                      ANNUAL COMPENSATION          COMPENSATION AWARDS
                                 ------------------------------   ---------------------
           NAME AND              FISCAL                                SECURITIES            ALL OTHER
      PRINCIPAL POSITION          YEAR    SALARY($)    BONUS($)   UNDERLYING OPTIONS(#)   COMPENSATION($)
      ------------------         ------   ---------    --------   ---------------------   ---------------
Stephen T. Isaacs..............   1999     300,000      91,510               --                1,832(2)
  President and Chief             1998     280,000      80,000           40,000                1,102(2)
  Executive Officer               1997     260,000      60,000               --                   --
Laurence M. Corash.............   1999     265,000      53,470               --                1,568(2)
  Vice President,                 1998     250,000      40,000           40,000                1,440(2)
  Medical Affairs                 1997     235,000      35,000               --                   --
Howard G. Ervin................   1999     110,340(3)   12,297           75,000                  345(2)
  Vice President, Legal Affairs
John E. Hearst.................   1999     210,000      20,087               --                4,612(2)
  Vice President, New Science     1998     176,158(4)   25,000           25,000                3,763(2)
  Opportunities                   1997     153,000(4)   20,000               --                   --
Gregory W. Schafer.............   1999     125,798(5)   23,678           25,000                  151(2)
  Vice President, Finance and
  Chief Financial Officer

---------------
(1) In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees, and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

(2) Reflects group term life insurance premiums paid by Cerus.

(3) Mr. Ervin joined the Company as its Vice President, Legal Affairs in June 1999.

(4) Reflects salary for employment at 80% of full time through August 31, 1998 and 100% of full time starting September 1, 1998.

(5) Mr. Schafer, previously the Company's Director of Finance, was promoted to Vice President, Finance and Chief Financial Officer in May 1999. Compensation amounts for 1999 reflect Mr. Schafer's compensation for the year in both capacities.

                       STOCK OPTION GRANTS AND EXERCISES

     Cerus grants stock options to its executive officers under the Incentive Plan and the 1996 Plan.

     The following table sets forth certain information for each grant of stock options made during the fiscal year ended December 31, 1999, to each of the Named Executive Officers:

                          OPTION GRANTS IN FISCAL 1999

                                                  INDIVIDUAL GRANTS
                          ------------------------------------------------------------------    POTENTIAL REALIZABLE
                                                   PERCENTAGE OF                                  VALUE AT ASSUMED
                                                   TOTAL OPTIONS                                ANNUAL RATES OF STOCK
                                NUMBER OF           GRANTED TO                                 PRICE APPRECIATION FOR
                          SECURITIES UNDERLYING      EMPLOYEES      EXERCISE OR                    OPTION TERM(3)
                             OPTIONS GRANTED      IN FISCAL 1999    BASE PRICE    EXPIRATION   -----------------------
          NAME                   (#)(1)               (%)(2)          ($/SH)         DATE        5%($)       10%($)
          ----            ---------------------   ---------------   -----------   ----------   ---------   -----------
Howard G. Ervin.........         75,000                20.0            21.00       6/27/09      990,509     2,510,144
Gregory W. Schafer......         25,000                 6.6           16.875       4/29/09      265,315       672,360

---------------
(1) Options become exercisable at a rate of 1/48th per month from the date of grant. Options may be exercised immediately pursuant to early exercise provisions contained in the option agreements. Any shares issued pursuant to such early exercise provisions are subject to repurchase upon termination of employment. Such repurchase option terminates at a rate of 1/48th per month. The options expire 10 years from the date of grant or earlier upon termination of employment.

(2) Based on options to purchase 376,950 shares granted in 1999.

(3) The potential realizable value is based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect Cerus' estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of Cerus' common stock and no gain to the optionee is possible unless the stock price increases over the option term.

     The Named Executive Officers did not exercise any stock options during the fiscal year ended December 31, 1999. The following table sets forth for each of the Named Executive Officers the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1999.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED           IN-THE-MONEY
                                               OPTIONS AT FY-END(#)        OPTIONS AT FY-END($)
                   NAME                      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                   ----                      -------------------------   -------------------------
Stephen T. Isaacs..........................          76,750/0                   1,313,875/0
Laurence M. Corash.........................          69,400/0                   1,139,100/0
Howard G. Ervin............................          75,000/0                     412,500/0
John E. Hearst.............................          32,350/0                     449,775/0
Gregory W. Schafer.........................          75,000/0                     587,125/0

---------------
(1) Value of unexercised in-the-money options is based on the per share deemed value at year end, determined after the date of grant solely for financial accounting purposes, less the exercise price payable for such shares.

                              SEVERANCE AGREEMENT

     Howard G. Ervin, the Company's Vice President, Legal Affairs, is a party to an agreement with the Company that provides that, in the event Mr. Ervin's employment with the Company is terminated for any reason other than for cause, he will continue to receive his base salary for nine months from such termination.

       REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee (the "Committee") of the Board of Directors is composed of two non-employee directors. The Committee is responsible for developing the Company's compensation policies and for fixing the compensation levels of the Company's officers and employees. The Company's management compensation program is designed to reward outstanding performance and results. The Company's compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide fully competitive levels of compensation -- at expected levels of performance -- in order to attract, motivate and retain talented executives. To this end, the Company strives to align its executive compensation with the mid- to high-range of compensation programs of comparable development-stage companies in the medical device and biotechnology industries. These companies may, but need not, be included in the Nasdaq Pharmaceutical Index. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders such that a significant portion of each executive's compensation is directly linked to maximizing stockholder value.

     In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. As such, the Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance. To accomplish these objectives, the Compensation Committee has structured the executive compensation program with three components: base salary, annual bonuses and long-term incentives (typically stock options). The following sections describe these elements of compensation and how each component relates to the Company's overall compensation philosophy.

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company's 1996 Plan and Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation."

BASE SALARY

     The Company's base salary program is based on a philosophy of providing base pay levels that are in the mid- to high-range of comparable development-stage companies in the medical device and biotechnology industries. The Company periodically reviews its executive pay levels to ensure consistency with similarly positioned companies in such industries.

     Annual salary adjustments are based on a subjective assessment of several factors, including individual performance and long-term value to the Company; competitive base salary levels; and the Company's overall progress in advancing the Company's lead products through development and clinical testing and developing new technologies. The weight of these factors in the case of a particular individual's compensation may vary.

---------------

  (1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ANNUAL BONUS

     Annual bonuses are intended to reward key employees based on Company and individual performance, motivate key employees and provide pay-for-performance cash compensation opportunities. The criteria for bonus payments to the Company's executive officers are based on the achievement of milestones and objectives established by the Compensation Committee at the beginning of the fiscal year. For fiscal year 1999, these goals included commencement of a Phase 3 clinical trial in the United States for the Company's platelet program, commencement of Phase 3 clinical trials for its fresh frozen plasma (FFP) program, commencement and completion of Phase 1a and 1b clinical trials for its red blood cell program, commencement of a Phase 1 clinical trial for its ACIT program and achievement of corporate earnings objectives.

LONG-TERM INCENTIVES

     Long-term incentives are designed to focus the efforts of key employees on the long-term goals of the Company and to maximize total return to the stockholders of the Company. The Committee has relied solely on stock option awards to provide long-term incentive opportunities. Stock options align the interests of key employees and stockholders by providing value to the key employee through stock price appreciation only. Stock options issued to employees generally have a ten-year term before expiration and are fully exercisable within four years of the grant date. The Company typically grants options at the time of commencement of employment and on a periodic basis thereafter. In awarding stock options, the Company considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options and the total number of stock options to be awarded. Consistent with these criteria, the Committee granted stock options to the Company's executive officers as set forth in the table captioned "Option Grants in Fiscal 1999."

FISCAL 1999 COMPENSATION

     The compensation for the executive officers for fiscal 1999 was determined in the manner described above, and no particular quantitative measures were used by the Compensation Committee in determining their compensation except as so described.

     Chief Executive Officer Compensation. The 1999 base salary of the Company's Chief Executive Officer, Stephen T. Isaacs, was based largely on 1998 performance. Achievements in 1998 included commencement of a Phase 3 clinical trial in Europe for the Company's platelet program, completion of Phase 2 clinical trials for its FFP program, an investigational new device (IND) filing and commencement of clinical trials for its red blood cell program, negotiation of an agreement with the Consortium for Plasma Science to develop a system for pathogen inactivation of source plasma and achievement of corporate earnings objectives. Accordingly, the Committee deemed it appropriate and consistent with these accomplishments to increase Mr. Isaacs' base salary from $280,000 to $300,000 for 1999. Similarly Mr. Isaacs received a cash bonus of $91,510 for 1999 for his contribution to achievement of the 1999 objectives described above. Mr. Isaacs was awarded 40,000 stock options in January 2000 due to his performance and overall contribution to the Company and to adjust his level of unvested options to be more consistent with chief executive officers at similar companies within the medical device and biotechnology industries.

                                          B.J. Cassin
                                          Peter H. McNerney

                     PERFORMANCE MEASUREMENT COMPARISON(2)

     The following graph shows the total stockholder return of an investment of $100 in cash on January 31, 1997 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Pharmaceutical Stocks Index. All values assume reinvestment of the full amount of all dividends. PERFORMANCE GRAPH

                                                          CERUS                     NASDAQ US                     PHARM
                                                          -----                     ---------                     -----
1/31/97                                                    100                         100                         100
3/31/97                                                     90                          88                          88
6/30/97                                                     76                         104                          95
9/30/97                                                    143                         122                         106
12/31/97                                                   181                         114                          95
3/31/98                                                    136                         134                         105
6/30/98                                                    115                         138                          97
9/30/98                                                    126                         124                          91
12/31/98                                                   173                         161                         121
3/31/99                                                    184                         181                         133
6/30/99                                                    181                         198                         135
9/30/99                                                    192                         203                         155
12/31/99                                                   219                         299                         226
2/29/00                                                    398                         342                         357

 (2) The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

BAXTER HEALTHCARE CORPORATION

     Cerus is a party to agreements with Baxter for the development and commercialization of platelet, fresh frozen plasma and red cell pathogen inactivation systems. One agreement covers the platelet program; another covers the FFP and red blood cell programs. Baxter also has made several equity investments in Cerus, including investments in connection with these collaborations and a purchase of 390,000 shares of Cerus' common stock in February 2000 in a private placement at a purchase price of $25.00 per share.

     The agreement for the platelet program provides for Baxter and Cerus to generally share system development costs equally, subject to mutually determined budgets established from time to time, and for Cerus to receive 33.5% of revenue from sales of inactivation system disposables after each party is reimbursed for its cost of goods above a specific level. The agreement also provides for Baxter to make a $5 million cash milestone payment to Cerus upon approval by the FDA of an application to market products developed under the platelet program, comparable approval in Europe or termination of the program.

     The agreement for the FFP and red blood cell programs provides for Baxter and Cerus generally to share red blood cell system development costs equally, subject to mutually determined budgets established from time to time. The agreement also provides for an equal sharing of revenue from sales of red blood cell inactivation disposables after each party is reimbursed for its cost of goods and a specified percentage allocation, not to exceed 14% of revenue, is retained by Baxter for marketing and administrative expenses. Also under the agreement, Cerus and Baxter equally funded the FFP program development through December 31, 1997, after which time Baxter's funding commitment for the FFP development program is limited to $1.2 million, which offset payments owed to Baxter in January 1999 and January 2000. Baxter has an exclusive, worldwide distribution license and will be responsible for manufacturing and marketing the FFP product. The agreement also provides for Cerus to receive 75% and Baxter to receive 25% of revenue from sales of FFP inactivation system disposables after each party is reimbursed for its cost of goods and a specified percentage allocation, not to exceed 14% of revenue, is retained by Baxter for marketing and administrative expenses.

     Baxter currently holds approximately 2,070,337 shares of Cerus' common stock, or 16.2%, and has purchased 5,000 shares of Series A convertible preferred stock for $5 million and 3,327 shares of Series B convertible preferred stock for $9.5 million. Baxter has made approximately $22.2 million of development and milestone payments to Cerus and has made $46.7 million of equity investments.

     Baxter is the only holder of Cerus preferred stock. The Series A preferred stock will convert to Cerus common stock upon the approval by the FDA of an application to market products developed under the platelet program, comparable approval in Europe or termination of the program. In the event of marketing approval, each share of Series A preferred stock will automatically convert into a number of shares of common stock equal to $1,000 divided by one hundred twenty percent (120%) of the average closing price of the common stock for the thirty
(30) trading days prior to and including the trading day immediately prior to the approval. In the event of a program termination, each share of Series A preferred stock will automatically convert into a number of shares of common stock equal to $1,000 divided by the average closing price of the common stock for the thirty (30) trading days commencing with the fifteenth (15th) trading day prior to the termination. Cerus has the right to redeem the Series A preferred stock prior to conversion for a $5.0 million cash payment. In the event of a program termination, Baxter may require Cerus to redeem the Series A preferred stock for a $5.0 million cash payment.

     Each share of Series B preferred stock is convertible at Baxter's option into 100 shares of Cerus common stock. Cerus has the right to redeem the Series B preferred stock prior to conversion for a payment to Baxter equal to the aggregate purchase price of the shares redeemed.

CONSORTIUM FOR PLASMA SCIENCE

     In December 1998, Cerus and the Consortium for Plasma Science entered into an agreement for the development of a pathogen inactivation system for source plasma used for fractionation. The Consortium is co-funded by four plasma fractionation companies, one of which is Baxter. The Consortium, which is a separate entity from its members, provides research and development funding worldwide for technologies to improve the safety of plasma derivative products. Under the agreement, the Consortium is funding development of Cerus' proprietary technology for use with source plasma, subject to an annual review process. Subject to the Consortium meeting certain funding requirements, Cerus will pay the Consortium a royalty based on a percentage of product sales, if any. The initial term of the agreement expires on June 30, 2000.

INDEMNIFICATION AND LIMITATION OF DIRECTOR AND OFFICER LIABILITY

     In July 1996, the Board authorized Cerus to enter into indemnity agreements with each of the Company's directors, executive officers, Controller and Director of Finance. The form of indemnity agreement provides that Cerus will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, executive officer, Controller or Director of Finance, to the fullest extent permitted by Cerus' Bylaws and Delaware law. In addition, Cerus' Bylaws provide that Cerus shall indemnify its directors and executive officers to the fullest extent permitted by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity.

     Cerus' Restated Certificate of Incorporation contains certain provisions relating to the limitation of liability of directors. Cerus' Restated Certificate provides that a director shall not be personally liable to Cerus or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a Cerus director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the Restated Certificate does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          Lori L. Roll
                                          Corporate Secretary

April 11, 2000

                               CERUS CORPORATION

                           1999 EQUITY INCENTIVE PLAN

                             ADOPTED APRIL 30, 1999
                      APPROVED BY STOCKHOLDERS JULY 2, 1999
                             AMENDED MARCH 27, 2000
                       APPROVED BY STOCKHOLDERS MAY , 2000
                        TERMINATION DATE: APRIL 29, 2009

1.      PURPOSES.

        (a) ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees and Directors of, and Consultants to, the Company and its Affiliates.

        (b) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

        (c) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.      DEFINITIONS.

        (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b) "BOARD" means the Board of Directors of the Company.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended.

        (d) "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

        (e) "COMMON STOCK" means the common stock of the Company.

        (f) "COMPANY" means Cerus Corporation, a Delaware corporation.

        (g) "CONSULTANT" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include Directors who are not compensated by the Company for their services as Directors.

        (h) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (i) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (j) "DIRECTOR" means a member of the Board of Directors of the Company.

        (k) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (l) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (n) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

               (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (p) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (q) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (s) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (t) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (u) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (v) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (w) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (x) "PLAN" means this Cerus Corporation 1999 Equity Incentive Plan.

        (y) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (z) "SECURITIES ACT" means the Securities Act of 1933, as amended.

        (aa) "STOCK AWARD" means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

        (bb) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (cc) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.      ADMINISTRATION.

        (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

        (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

               (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iii) To amend the Plan or a Stock Award as provided in Section
12.

               (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c) DELEGATION TO COMMITTEE.

               (i) GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

               (ii) COMMITTEE OF OUTSIDE OR NON-EMPLOYEE DIRECTORS. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.      SHARES SUBJECT TO THE PLAN.

        (a) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate two million eighty thousand (2,080,000) shares of Common Stock.

        (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

        (c) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.      ELIGIBILITY.

        (a) ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b) TEN PERCENT STOCKHOLDERS. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c) SECTION 162(m) LIMITATION. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than two hundred fifty thousand (250,000) shares of the Common Stock during any calendar year.

        (d) CONSULTANTS. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.      OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (d) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of outstanding shares of Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (g) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (h) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (i) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (j) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (k) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (l) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.      PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a) STOCK BONUS AWARDS. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

               (i) CONSIDERATION. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

               (ii) VESTING. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

               (iii) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

               (iv) TRANSFERABILITY. Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

        (b) RESTRICTED STOCK AWARDS. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

               (i) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

               (ii) CONSIDERATION. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

               (iii) VESTING. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

               (iv) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

               (v) TRANSFERABILITY. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.      COVENANTS OF THE COMPANY.

        (a) AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.      USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.     MISCELLANEOUS.

        (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b) CHANGE IN CONTROL--DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

        (c) CHANGE IN CONTROL--ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

12.     AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        (e) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

13.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth
(10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect, except with the written consent of the Participant.

14.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.     CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

                               CERUS CORPORATION

               1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION SUB-PLAN

                    ADOPTED BY THE BOARD ON NOVEMBER 3, 1999


        1.      PURPOSE.

               (a) The purpose of the 1999 Non-Employee Directors' Stock Option Sub-Plan (the "Sub-Plan") is to provide a means by which each director of Cerus Corporation (the "Company") who is not otherwise at the time of grant an employee of or consultant to the Company or any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase Common Stock of the Company through non-discretionary grants of stock options.

               (b) This Sub-Plan is a sub-plan of, and is part of, the Company's 1999 Equity Incentive Plan (the "Equity Incentive Plan"), and is intended to provide for a separate offering to Non-Employee Directors. The terms of this Sub-Plan shall govern the non-discretionary stock option grants to Non-Employee Directors made pursuant to the terms of this Sub-Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to those terms in the Equity Incentive Plan.

               (c) The word "Affiliate" as used in the Sub-Plan means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

               (d) The options granted under this Sub-Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        2.      ADMINISTRATION.

               (a) The Sub-Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in Subsection 2(b) hereof.

               (b) The Board may delegate administration of the Sub-Plan to a committee composed of two (2) or more members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Sub-Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Sub-Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Sub-Plan.


                                       1.

        3.      SHARES SUBJECT TO THE SUB-PLAN.

               Subject to the provisions of Section 10 hereof relating to adjustments upon changes in stock, the Common Stock that may be sold pursuant to options granted under the Sub-Plan and the Equity Incentive Plan shall not exceed in the aggregate the number of shares reserved for issuance under the Equity Incentive Plan. If any option granted under the Sub-Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such option shall again become available for grant under the Sub-Plan or otherwise under the Equity Incentive Plan.

        4.      ELIGIBILITY.

               Options shall be granted under this Sub-Plan only to Non-Employee Directors of the Company.

        5.      NON-DISCRETIONARY GRANTS.

               Each Non-Employee Director who served as such on December 31 of each calendar year, commencing with the 1999 calendar year and who also is serving as such on January 1 of the immediately following calendar year, commencing with the 2000 calendar year shall automatically be granted, on each such January 1, an option to purchase ten thousand (10,000) shares of Common Stock of the Company on the terms and conditions set forth herein (hereinafter, an "Annual Grant"); provided, however, that the Annual Grant made to the Chairman of the Board shall be an option to purchase fifteen thousand (15,000) shares of Common Stock of the Company if the Chairman of the Board was serving as Chairman of the Board on the December 31 immediately preceding the grant date of the Annual Grant.

        6.      OPTION PROVISIONS.

               Each option shall be subject to the following terms and conditions:

               (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ten (10) years from the date of grant (the "Expiration Date"). If the Optionholder's Continuous Service terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date three (3) months following the date of such termination; provided, however, that (i) if such termination of Continuous Service is due to Optionholder's Disability, the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the termination and (ii) if such termination of Continuous Service is due to the Optionholder's death, the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the Optionholder's death. In any and all circumstances, an option may be exercised following termination of the Optionholder's Continuous Service only as to that number of shares as to which it was exercisable as of the date of such termination under the provisions of Subsection 6(e) hereof.

               (b) The exercise price of each option shall be equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to such option on the date such option is granted.


                                       2.

               (c) The Optionholder may elect to make payment of the exercise price under one of the following alternatives:

                      (i) In cash (or check) at the time of exercise;

                      (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                      (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

                      (iv) Payment by a combination of the methods of payment specified in Subsection 6(c)(i) through 6(c)(iii) above.

               (d) An option shall be transferable only to the extent specifically provided in the option agreement; provided, however, that if the option agreement does not specifically provide for the transferability of an option, then the option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his guardian or legal representative) or transferee pursuant to such an order. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the option.

               (e) Each Option shall become vested and exercisable in twelve
(12) equal monthly installments. The vesting of each installment shall occur on the last day of each month following the date of grant, beginning with the January 31 following the date of grant; provided that the Optionholder's Continuous Service has not been interrupted during the period preceding each vesting date.

               (f) Each Option shall include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the option as to any part or all of the shares of Common Stock subject to the option prior to the full vesting of the option. Any unvested shares of Common Stock so purchased will be subject to a repurchase option in favor of the Company.

               (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.


                                       3.

        7.      COVENANTS OF THE COMPANY.

               (a) During the terms of the options granted under the Sub-Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such options.

               (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Sub-Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the options granted under the Sub-Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Sub-Plan, any option granted under the Sub-Plan, or any Common Stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Sub-Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such options.

        8.      USE OF PROCEEDS FROM STOCK.

               Proceeds from the sale of Common Stock pursuant to options granted under the Sub-Plan shall constitute general funds of the Company.

        9.      MISCELLANEOUS.

               (a) Neither an Optionholder nor any person to whom an option is transferred under Subsection 6(d) hereof shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

               (b) Nothing in the Sub-Plan, the Equity Incentive Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate in any capacity or affect any right of the Company, its Board, stockholders or Affiliates to remove any Non-Employee Director pursuant to the Company's Bylaws and the provisions of the Delaware General Corporations Law.

               (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any Common Stock or option reserved for purposes of the Sub-Plan except as to such shares of Common Stock, if any, as shall have been reserved for such person pursuant to an option granted to such person.

               (d) In connection with each option made pursuant to the Sub-Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal, state or local withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.


                                       4.

        10.    ADJUSTMENTS UPON CHANGES IN STOCK.

               (a) CAPITALIZATION ADJUSTMENTS. Except as expressly provided otherwise herein, any adjustments in stock under this Sub-Plan shall occur in accordance with the provisions of Section 11(a) of the Equity Incentive Plan.

               (b) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all options outstanding under this Sub-Plan shall terminate immediately prior to such event.

               (c) CHANGE IN CONTROL. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or
(iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the vesting of all options outstanding under this Sub-Plan shall be accelerated in full, and the options shall terminate if not exercised at or prior to such event.

        11.     AMENDMENT OF THE SUB-PLAN.

               (a) The Board at any time, and from time to time, may amend the Sub-Plan and/or some or all outstanding options granted under the Sub-Plan. However, except as provided in Section 10 hereof relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Sub-Plan to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act or any Nasdaq or securities exchange listing requirements.

               (b) Rights and obligations under any option granted before any amendment of the Sub-Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and
(ii) such person consents in writing.

        12.     TERMINATION OR SUSPENSION OF THE SUB-PLAN.

               (a) The Board may suspend or terminate the Sub-Plan at any time. Unless sooner terminated, the Sub-Plan shall terminate concurrently with the termination of the Equity Incentive Plan. No options may be granted under the Sub-Plan while the Sub-Plan is suspended or after it is terminated.

               (b) Rights and obligations under any option granted while the Sub-Plan is in effect shall not be impaired by suspension or termination of the Sub-Plan, except with the consent of the person to whom the option was granted.

        13.     EFFECTIVE DATE OF SUB-PLAN.

               The Sub-Plan shall become effective upon adoption by the Board.


                                       5.

        14.     CHOICE OF LAW.

               The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of the Sub-Plan, without regard to such state's conflict of laws rules.


                                       6.

                                CERUS CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2000


        The undersigned hereby appoints GREGORY W. SCHAFER and LORI L. ROLL, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cerus Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cerus Corporation to be held at the Company's administrative offices, located at 2401 Stanwell Drive, Suite 400, Concord, California 94520 on Thursday, May 11, 2000, at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

       MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect two directors to hold office until the 2003 Annual
            Meeting of Stockholders.


[ ]       FOR all nominees listed below         [ ]        WITHHOLD AUTHORITY to
          (except as marked to the                         vote for all nominees
          contrary below).                                 listed below.

                   NOMINEES: B.J. Cassin and Peter H. McNerney

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------

                   (Continued and to be signed on other side)

                           (Continued from other side)

               MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2:    To approve an amendment to the Company's 1999 Equity Incentive
               Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 1,500,000 shares.

       [ ]    FOR                  [ ]    AGAINST                [ ]    ABSTAIN

PROPOSAL 3:    To ratify selection of Ernst & Young LLP as independent  auditors of the Company for its fiscal year ending December 31, 1999.

       [ ]    FOR                  [ ]    AGAINST                [ ]    ABSTAIN



Dated
     ------------------


                                ------------------------------------------------



                                -----------------------------------------------
                                                  SIGNATURE(S)

                                Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.